UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Hawthorn Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081
April 22, 2011
Dear Shareholder:
     You are invited to attend the annual meeting of shareholders of Hawthorn Bancshares, Inc. to be held at Capitol Plaza Hotel & Convention Center located at 415 W. McCarty Street, Jefferson City, Missouri, on Tuesday, June 7, 2011, commencing at 9:00 a.m., local time.
     The business to be conducted at the meeting is described in the accompanying notice of annual meeting and proxy statement. At this year’s meeting, the agenda includes the election of two Class I directors, a proposal to ratify the selection of our independent registered public accounting firm, and a proposal to approve the compensation of our executives disclosed in this proxy statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our company.
     Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible. Generally, you may vote by Internet, by telephone, or by completing, signing and returning the enclosed proxy card or voting instruction form. Specific voting instructions appear on the enclosed proxy card or voting instruction form.
     We appreciate your continued interest in and support of our company.

Sincerely yours,
David T. Turner
Chairman of the Board, President
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2011
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2011

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION AND RELATED MATTERS
RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITOR FEES AND SERVICES
AUDIT COMMITTEE REPORT
OWNERSHIP OF COMMON STOCK
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER MATTERS

Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2011
     The annual meeting of the shareholders of Hawthorn Bancshares, Inc., a Missouri corporation, will be held at Capitol Plaza Hotel & Convention Center located at 415 W. McCarty Street, Jefferson City, Missouri, on Tuesday, June 7, 2011, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:
1.	To elect two Class I directors to hold office for a term expiring at our 2014 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To consider and act upon ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011;

3.	To consider and act upon advisory approval of the compensation of our executives disclosed in the accompanying proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

4.	To consider and act upon any other matters that properly may come before the meeting.
     The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to shareholders for 2010, which contains our audited financial statements, also accompanies this notice of annual meeting and proxy statement.
     Our board of directors has fixed the close of business on April 4, 2011 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the annual meeting. We solicit you to give your proxy to vote at the annual meeting by following the specific voting instructions appearing on the enclosed proxy card or voting instruction form, regardless of whether you intend to attend the meeting.

By Order of the Board of Directors
David T. Turner
Chairman of the Board, President
and Chief Executive Officer

April 22, 2011
Lee’s Summit, Missouri
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 7, 2011.
This notice of annual meeting and accompanying proxy materials, and access to our proxy voting site, are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.
Our company’s proxy statement, annual report and other proxy materials are available at:
www.hawthornbancshares.com
Our company’s proxy voting site can be found at:
www.ilstk.com

Hawthorn Bancshares, Inc.
300 Southwest Longview Boulevard
Lee’s Summit, Missouri 64081

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2011

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
     Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.
Why am I receiving these materials?
     The board of directors of Hawthorn Bancshares, Inc. is providing these materials to you in connection with our annual meeting of shareholders on June 7, 2011. The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. This proxy statement, the notice of annual meeting of shareholders and the accompanying proxy card or voting instruction form were first sent or given to our shareholders on or about April 22, 2011. As a shareholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or voting instruction form.
When and where will the annual meeting be held?
     The annual meeting of shareholders will be held on Tuesday, June 7, 2011, commencing at 9:00 a.m., local time, at Capitol Plaza Hotel & Convention Center located at 415 W. McCarty Street, Jefferson City, Missouri. You may obtain directions to the location of the annual meeting by calling us at (573) 761-6100. You do not have to attend the annual meeting to be able to vote.
What matters will be voted on at the annual meeting?
     Shareholders will consider and vote upon the following business items at the annual meeting:
•	The election of two Class I directors to hold office for a term expiring at our 2014 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	The ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for the current year;

•	The advisory approval of the compensation of our executives disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

•	Any other matters that may properly come before the annual meeting.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote:
•	“FOR” the election of each nominee for director named in this proxy statement;

•	“FOR” the ratification and approval of KPMG LLP as our independent registered public accounting firm; and

•	“FOR” the advisory approval of the compensation of our executives disclosed in this proxy statement.
What shares can I vote?
     The only outstanding voting securities of our company are the shares of our common stock, $1.00 par value. Each issued and outstanding share of our common stock as of the close of business on the April 4, 2011 record date for the annual meeting is entitled to one vote on each matter submitted to a vote at the annual meeting. As of the record date, 4,474,033 shares of our common stock were issued and outstanding.
     You may vote all shares of our common stock that you held as of the record date. This includes (i) shares held directly in your name as the shareholder of record, (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name,” and (iii) shares held for you in our company benefit plans.
How do I submit my vote?
     Generally, you may vote your shares by Internet, by telephone, by completing, signing and returning the proxy card or voting instruction form provided to you, or by attending the annual meeting and voting in person. If you vote by Internet or by telephone, you do not need to return the proxy card. You will need to have your proxy card in hand if you vote by Internet or by telephone. Specific voting instructions are found on the proxy card or voting instruction form provided to you.
     Shares held by the shareholder of record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
     Shares held in street name. If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or other nominee, together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions on the voting instruction form. Although you may attend the annual meeting, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee. We may require a recent brokerage statement or other proof of ownership for admission to the meeting. You may vote your shares by any of the options listed on the voting instruction form.
     Shares held in our company benefit plans. If your shares are held for you in our company benefit plans, you are receiving a voting instruction form from the plan trustee or administrator. To vote these shares, you will need to follow the specific voting instructions appearing on the voting instruction form. We must receive your completed voting instruction form by the deadline specified in such form. You may attend the annual meeting, however, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the plan trustee.
Can I change my proxy vote or revoke my proxy?
     If you are a shareholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:
•	submitting a valid, later-dated proxy;

•	submitting a valid, subsequent vote by telephone or the Internet;

•	notifying our corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the annual meeting.
Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.
     If you hold shares as the beneficial owner in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the annual meeting.
     You may revoke your voting instructions with respect to any shares of common stock you hold in our benefit plans by delivering a valid, later-dated voting instruction form by the deadline specified in the voting instructions furnished by the plan trustee or administrator.
How many votes are needed to conduct business at the annual meeting?
     A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting. Both abstentions and broker non-votes (described below under “What is the effect of a broker non-vote?”) are counted as present and entitled to vote for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.
How are votes counted?
     If you are a shareholder of record and you give your proxy, the shares represented by the proxy will be voted in accordance with your instructions. However, if you are a shareholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (which recommendation is identified above under “How does our board of directors recommend that I vote?”).
     If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker or other nominee is only permitted to vote your shares on proposals that are considered routine under rules of the New York Stock Exchange. It is anticipated that the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm would be considered to be routine.
     If your shares are held in our company benefit plans, they will be voted in accordance with your voting instructions. If the plan trustee or administrator does not receive voting instructions for shares held in our company benefit plans by the deadline specified in the voting instruction form, the shares credited to your account will not be voted.
What vote is required to approve the proposals at the annual meeting?
     Election of Directors. Directors are elected by receiving the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote in the election of directors. Shareholders can withhold authority to vote for one or more nominees for director. If your shares are voted to “withhold authority” for a particular nominee, it will have the same effect as a vote against the nominee. Shareholders do not have cumulative voting rights in the election of directors.
     Other Matters. Approval of the proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm, the proposal for advisory approval of the compensation of our executives disclosed in this proxy statement and all other proposals that properly may come before the annual meeting require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Shareholders may abstain from voting on any proposal at the meeting. If your shares are voted to “abstain” with respect to any proposal, this will have the same effect as a vote against the proposal.

What is the effect of a broker non-vote?
     A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker or other nominee may vote for you on “routine” proposals but not on “non-routine” proposals. It is anticipated that the ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm would be considered routine, but the election of directors and the advisory approval of the compensation of our executives would be considered non-routine. Therefore, if you do not vote on any non-routine proposal or provide voting instructions, your broker or other nominee will not be allowed to vote your shares of such proposal. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if the shares are otherwise properly represented at the meeting. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority, and therefore would reduce the number of affirmative votes that are necessary to approve that proposal.
Are there any other matters that will be considered at the annual meeting?
     The only items of business that may be properly brought before the annual meeting are the matters set forth in this proxy statement or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting.
Who pays the cost of soliciting votes at the annual meeting?
     This proxy solicitation is being made by our board of directors. All costs of this solicitation will be borne by our company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our company and of our subsidiary bank, at no additional compensation. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons. If you choose to access proxy materials or vote by Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the annual meeting?
     We will announce preliminary voting results at the annual meeting and will publish those results in a report on Form 8-K filed with the Securities and Exchange Commission or SEC within four business days after the day on which the annual meeting ends. If the voting results included in such Form 8-K are not final, we will publish the final results in an amended report on Form 8-K within four business days after the final voting results are known.
What should I do if I receive more than one set of proxy materials?
     You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction form you receive.
     We have adopted a “householding” procedure which allows us, unless a shareholder withholds consent, to send one proxy statement and annual report to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card or voting instruction form. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, or if you no longer wish to participate in householding and wish to revoke your consent, call our corporate secretary, Kathleen L. Bruegenhemke, at (573) 761-6179, or send written instructions to our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. We will act in accordance with your wishes within 30 days after receiving such notification.
     Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.
Where may I obtain financial and other information about Hawthorn?
     We filed our annual report on Form 10-K for the year ended December 31, 2010 with the SEC on March 30, 2011. Our annual report to shareholders, containing our audited financial statements for 2010, accompanies this proxy statement. This proxy statement, our annual report to shareholders, our Form 10-K, and our other proxy materials are available on our internet website (www.hawthornbancshares.com) and on the SEC’s internet website (www.sec.gov). Information on any website that we refer to does not constitute part of this proxy statement.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
What am I voting on?
     One of the purposes of this annual meeting is to elect two directors in Class I to serve for a three-year term expiring at the annual meeting of shareholders in 2014 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.
What is the structure of our board and how often are directors elected?
     Our board of directors consists of six directors. Our articles of incorporation divides the board into three classes of directors, with directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Philip D. Freeman and James E. Smith, the two directors in Class I, expire at this annual meeting. Directors in Class II (Charles G. Dudenhoeffer, Jr. and Gus S. Wetzel, II) and Class III (Kevin L. Riley and David T. Turner) have terms expiring at the time of the annual meeting of shareholders in 2012 and 2013, respectively. Our board of directors has determined that Messrs. Dudenhoeffer, Freeman, Riley and Wetzel each satisfies the independence requirements of the NASDAQ Global Select Market or NASDAQ.
Who are this year’s nominees?
     The nominating and corporate governance committee of our board of directors has designated Philip D. Freeman and James E. Smith as the two nominees proposed for election at the annual meeting. Each of these nominees currently serves on our board. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of Messrs. Freeman and Smith. The following table sets forth certain information with respect to each person nominated for election as a director at the annual meeting and each director whose term of office will continue after the annual meeting.

			Director
Name	Age	Position With our Company	Since
NOMINEES
Class I: New term to expire in 2014
Philip D. Freeman	57	Director	1993
James E. Smith	66	Director	1997

Name	Age	Position With our Company	Since
DIRECTORS CONTINUING IN OFFICE
Class II: Term to expire in 2012
Charles G. Dudenhoeffer, Jr.	71	Director	1993
Gus S. Wetzel, II	70	Director	1999
Class III: Term to expire in 2013
Kevin L. Riley	55	Director	1995
David T. Turner	54	Chairman, President, CEO and Director	1997
     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.
What is the business experience of the nominees and of our continuing board members and the basis for the conclusion that each such person should serve on our board?
     Described below is the business experience for at least the last five years of each person nominated for election as a director at the annual meeting and each director whose term of office will continue after the annual meeting, as well as the specific experience, qualifications, attributes and skills of each such person that led to the conclusion that such person should serve on our board.
     Charles G. Dudenhoeffer, Jr. has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1978 and of our company since 1993. Mr. Dudenhoeffer served as vice president and trust officer of a predecessor to Hawthorn Bank from 1974 until June 1992, and as senior vice president and trust officer of that predecessor from June 1992 until June 2000. He served as senior vice president of our company from 1993 through June 2000. Mr. Dudenhoeffer also serves on our nominating and corporate governance, audit and compensation committees. Mr. Dudenhoeffer’s experience in the banking industry, his familiarity with Hawthorn Bank and many of its customers resulting from his decades of service, and his accounting training and experience led to the conclusion that he should serve on our board. His long tenure in our executive and board leadership helps to link our board to the mission and values that have served our company so well over the years.
     Philip D. Freeman has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1990 and of our company since 1993. He has been the owner/manager of Freeman Mortuary, Jefferson City, Missouri since 1974. Mr. Freeman also serves on our nominating and corporate governance, audit and compensation committees. The conclusion that Mr. Freeman should serve on our board is founded on his over 35 years of experience in managing a successful business with compassion, which experience has given him an appreciation for the needs of people in our market and earned him the respect of many in the Jefferson City business community. His leadership on various committees of the board has been accompanied by his development of a high level of competency and expertise in areas of focus for our board, including executive compensation, financial reporting and investor relations.
     Kevin L. Riley has served as a director of Hawthorn Bank (or one of its constituent predecessors) and of our company since 1995. He has been co-owner of Riley Chevrolet Buick GMC Cadilac, Inc. and Riley Toyota Scion, Inc., each a Jefferson City, Missouri automobile dealership, since 1986 and 1992, respectively. Mr. Riley also serves on our nominating and corporate governance, audit and compensation committees. Mr. Riley’s years of experience in managing a successful automobile dealership (for which customer financing is an important part) and in regularly coming in contact with people in our market are of value to our company and led to the conclusion that he should serve on our board. Board discussions and decisions benefit from his knowledge of customer relationship management.
     James E. Smith has served as a director of Hawthorn Bank (or of its constituent predecessors) since 1975 and of our company since 1997. He served as chairman and chief executive officer of Hawthorn Bank from May 2000 through December 2010 and as chairman and chief executive officer of our company from March 2002 through December 2010. Prior to serving in those capacities, he served as vice chairman of our company from 1998 through March 2002, as president and secretary of Hawthorn Bank from 1975 through May 2000, as president of a predecessor to Hawthorn Bank from January 2000 through October 2002, and as vice chairman of another predecessor to Hawthorn Bank from October 2002 through March 2007. Mr. Smith’s leadership and experience in the banking industry and tireless determination in promoting the interests of Hawthorn Bank led to the conclusion that he should serve on our board. This conclusion is further supported by his years of service as our chief executive officer, which have provided the board with information gained from hands-on management of our operations including the identification of our near-term and long-term challenges and opportunities.
     David T. Turner has served as a director of our company and of Hawthorn Bank (or of its constituent predecessors) since January 1997. He has served as president of our company since March 2002 and as chairman and chief executive officer of our company since January 2011. He also currently serves as chairman, chief executive officer and president of Hawthorn Bank. Mr. Turner has served as vice chairman of our company from June 1998 through March 2002 and as senior vice president of our company from 1993 until June 1998. He served as president of a predecessor to Hawthorn Bank from January 1997 through March 2002 when he assumed the position of chairman, chief executive officer and president. He served as senior vice president of that same predecessor from June 1992 through December 1996 and as its vice president from 1985 until June 1992. The conclusion that Mr. Turner should serve on our board is founded on his experience in the banking industry and familiarity with Hawthorn Bank and many of its customers. He brings valuable insights gained from his career at Hawthorn Bank in developing and promoting lasting customer relationships, sound ethical practices and a dedicated, service-oriented staff.
     Gus S. Wetzel, II has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1974, and of our company since 1999. He served as chairman of Hawthorn Bank from 1974 until May 2000. Dr. Wetzel has served as a physician/surgeon with the Wetzel Clinic, Clinton, Missouri since 1972. He also serves on our nominating and corporate governance, audit and compensation committees. Dr. Wetzel’s operation of a successful health care practice has given him an appreciation for the needs of others and earned him the trust of many in the Clinton area. These factors and his familiarity with Hawthorn Bank and many of its customers led to the conclusion that he should serve on our board.
What if a nominee is unwilling or unable to serve?
     Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If, for some unforeseen reason, a nominee becomes unwilling or unable to serve, it is intended that shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” the election of Philip D. Freeman and James E. Smith as Class I directors.
ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
What am I voting on?
     Shareholders are being asked to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011. The selection of KPMG LLP was made by the audit committee of our board of directors. KPMG LLP has served as our independent auditors since 1993. In connection with the audit of our 2011 financial statements and internal control over financial reporting, our company entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for our company. That agreement may be subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the selection of KPMG LLP effectively would also be a ratification of that agreement.

What services do the independent registered public accountants provide?
     Audit services provided by KPMG LLP for 2010 included the examination of the consolidated financial statements of our company and services related to our periodic filings with the SEC. Audit services also included an assessment of our company’s internal control over financial reporting as of December 31, 2010 for the purpose of expressing an opinion on the effectiveness of our company’s internal control over financial reporting. The services provided by KPMG LLP are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees and Services.”
Will a representative of KPMG LLP be present at the meeting?
     One or more representatives of KPMG LLP are expected to be present at the annual meeting. Any such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.
What if this proposal is not approved?
     Shareholder ratification and approval of the audit committee’s selection of KPMG LLP as our independent registered public accounting firm is not required by any statute or regulation or by our bylaws. Nevertheless, if the shareholders do not ratify and approve the selection of KPMG LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of KPMG LLP to the shareholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.
How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” approval of the selection of KPMG LLP.
ITEM 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE
COMPENSATION
What am I voting on?
     The Emergency Economic Stabilization Act of 2008 requires all participants in the Troubled Asset Relief Program or “TARP” to permit a non-binding shareholder vote to approve the compensation of the participant’s executives, as disclosed pursuant to the compensation disclosure rules of the SEC. As a result of our participation in TARP, shareholders are being given the opportunity at the annual meeting to cast an advisory vote on the compensation of our company’s executives.
     This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
Resolved, that the shareholders approve the compensation paid to our company’s executives pursuant to the policies and procedures employed by our company, as described in the proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis and the tabular and narrative disclosure regarding named executive officer compensation.
     Because your vote is advisory, it will not be binding upon our board of directors. However, our compensation committee may take into account the outcome of the vote when considering future executive compensation arrangements.

How does our board of directors recommend that I vote?
     Our board of directors recommends that you vote “FOR” approval of the above resolution concerning the compensation paid to our company’s executives.
CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
     Our company is led by David T. Turner, who has served as our president since March 2002 and as our chief executive officer and chairman of the board of directors since January 2011. Our board of directors is comprised of Mr. Turner and five other directors, including four directors who satisfy NASDAQ’s independence requirements. Our corporate governance guidelines provide that our independent directors will meet regularly in executive session. Our company does not have a member of our board who is formally identified as the lead independent director. However, Philip D. Freeman may fulfill the function of a lead independent director in some respects through his service as chairman of each of our board’s three standing committees — the audit committee, the compensation committee, and the nominating and corporate governance committee. Each of the board committees is comprised solely of our four independent directors. In meetings of the three board committees, as well as separate meetings in executive session, our four independent directors are lead by Mr. Freeman.
     Our board leadership structure has been effective for our company. We believe that having a combined chief executive officer and chairman of the board and an independent chair for each of our board committees currently provides the right form of leadership for our company. A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer is the individual selected by the board of directors to manage our company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of our company’s short- and long-term objectives. In addition to the leadership provided by our chairman and chief executive officer, we have oversight of company operations by experienced independent directors who are lead by a single independent director.
Risk Oversight
     Although it is management’s job to assess and manage our company’s exposure to risk, our board of directors oversees our company’s risk management and establishes policies that govern the process. Our board strives to ensure that risk management is incorporated into our company’s culture, and to foster risk-aware and risk-adjusted decision-making throughout the organization. Our board also establishes standards for risk management by approving policies and directives that address and mitigate our company’s most material risks. These include policies and directives addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as regulatory compliance. Our risk management processes are designed to bring to our board’s attention our most material risks through various reports presented by management, including our chief risk officer, internal and external auditors, and regulatory examiners, and to enable our board to understand the risks and how they are addressed.
     In overseeing our company’s risk management, our board conducts much of its risk oversight activities through our audit committee, which works closely with our chief risk officer. Our audit committee meets at least six times each year with our chief risk officer and other members of management and receives a comprehensive report on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. Our chief risk officer provides a presentation on enterprise risk management to the full board at least once each year. From time to time our audit committee also receives updates between meetings from our chief risk officer, our chief executive officer, our chief financial officer and other members of management relating to risk oversight matters. Our audit committee reports to the full board of directors after each meeting of the committee.
     In addition to our audit committee, our board relies on our compensation committee for risk oversight activities within its area of responsibility. Our compensation committee most closely monitors the risks to which our compensation policies and practices could subject us. In performing these functions, the committee considers input from our chief risk officer and other members of management. In 2010, the committee reviewed our compensation programs and determined that they do not subject our company to unnecessary or excessive risk or motivate staff members to manipulate our earnings and therefore are not reasonably likely to have a material adverse effect on our company.
Communication with the Board
     Our board of directors has not established a formal process for shareholders to follow in sending communications to our board or its members, as our policy has been to forward to the directors any shareholder correspondence we receive that is addressed to them. Shareholders who wish to communicate with our board or any of our directors may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. Alternatively, such communications may be sent by e-mail to kbruegenhemke@hawthornbank.com. All such communications will be compiled by our corporate secretary and submitted to our board or the individual director, as applicable, on a periodic basis.
     Neither our board of directors nor a specific director is required to respond to a shareholder communication. To avoid selective disclosure, our board or the individual director may respond to a shareholder’s communication only if the communication involves information which is not material or which is already public. In such case, our board of directors, as a whole, or the individual director may respond, if at all:
•	Directly, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate;

•	Indirectly through our corporate secretary or other designated officer, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; or

•	Pursuant to such other means as our board determines appropriate from time to time.
     If the communication involves material non-public information, our board of directors or the individual director will not provide a response to the shareholder concerning such information. Our company may, however, publicly provide information responsive to such communication if (following consultation with our advisors, as our board determines appropriate) our board determines disclosure is appropriate. In that case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.
Consideration of Director Nominees
     In identifying and evaluating director nominees, the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from shareholders. The committee reviews and considers information on each candidate and evaluates it in light of the needs and requirements of our company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our company, and who have expertise that may be useful to our company. The committee also considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our board and each committee on which such director serves. The committee does not assign specific weights to particular factors and no particular factor is necessarily applicable to all prospective nominees. No person will be eligible to stand for election as a director if he or she has been convicted of a felony without right of further appeal. In addition, no person may serve as a director after the end of the term in which his or her 75th birthday occurred, nor may any person be eligible to stand for election as a director after his or her 75th birthday. The committee does not have a formal policy concerning its consideration of diversity in identifying director nominees. Although the committee may consider diversity in identifying director nominees, it did not do so with respect to the selection of the nominees for this annual meeting. The committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, ancestry, national origin or disability.
     Shareholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. All nominees, including those submitted by shareholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Shareholders also may submit director nominations to our company in accordance with the procedures described below under “Shareholder Proposals.”
Committees of the Board
     Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. There currently are no other committees of our board of directors. Members of the committees serve at the pleasure of our board of directors.
     Audit Committee. The audit committee of our board of directors currently is comprised of Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel. Our board of directors has determined that each member of the audit committee is independent as defined by NASDAQ’s independence standards. In addition, our board of directors has determined that Charles G. Dudenhoeffer, Jr. meets the SEC’s definition of an “audit committee financial expert.” The audit committee assists our board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is responsible for apprising our board of management’s compliance with board mandated policies, internal procedures and applicable laws and regulations. The committee works with the internal audit department and external auditors and supervises the internal audit function directly, reviews and approves the hiring of audit personnel and evaluates the performance of the internal audit function and the external auditors. The committee also has the duty to make, or cause to be made, a suitable examination and audit of the financial affairs of our company and its subsidiaries at least annually, and to report its findings to our board of directors. A more complete description of the audit committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The audit committee met seven times during 2010.
     Compensation Committee. The compensation committee of our board of directors currently is comprised of Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel. Our board of directors has determined that each member of the compensation committee is independent as defined by NASDAQ’s independence standards. The committee is responsible for reviewing and making recommendations to our board of directors regarding the compensation and benefits of our executive officers and directors and for establishing and administering our executive compensation program. The responsibilities of the compensation committee also include the construction, interpretation and administration of our incentive stock option plan and our 2007 omnibus incentive plan, and the exercise of exclusive authority over the grant of options and other awards under those plans. Our chief executive officer assists the committee from time to time on a variety of compensation matters, including making recommendations for the appropriate salaries and bonuses of our executive officers (other than our chief executive officer). The committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The compensation committee met two times during 2010.
     Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee currently are Mr. Freeman, its chairman, and Messrs. Dudenhoeffer, Riley and Wetzel, each of whom is independent, as defined by NASDAQ’s independence standards. This committee is responsible for the director nomination process, including evaluating and recommending director nominees and committee appointments. It also is responsible for various other governance related matters, including an annual board assessment. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” The nominating and corporate governance committee took various actions during 2010 by written consent of all committee members.
Meetings of the Board
     During 2010 our board of directors held five meetings. Each director attended at least 75% of the total meetings of our board of directors and of the committees of our board on which he served during that year. Our directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our company. All of our directors are also board members of our primary subsidiary, Hawthorn Bank, which meets on a monthly basis.
     The independent non-management members of our board of directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent non-management directors.
     Directors are encouraged by our company to attend our annual meeting of shareholders if their schedules permit, but our company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the shareholders held in June 2010. The board of directors typically meets immediately following the annual meeting of shareholders, which facilitates the directors’ attendance at the annual meeting of shareholders.
Code of Ethics
     Our board of directors has adopted a code of business conduct and ethics applicable to all employees, officers and directors, including our principal executive officer and our principal financial officer. A copy of the code of business conduct and ethics is available without charge to any shareholder who requests it by writing to our corporate secretary at Hawthorn Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101. It also is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.” Any substantive amendment to, or waiver from, a provision of this code that applies to our principal executive officer or principal financial officer will be disclosed on our internet website and, if required by rules of the SEC or NASDAQ, in reports we file with the SEC.
Director Compensation
     Only outside (non-employee) members of our board of directors receive compensation for their service to our company as a director. Each of these outside (non-employee) directors receive a monthly retainer of $1,500 and $500 for each board and committee meeting attended, respectively.
     All directors of our company are also directors of Hawthorn Bank, and in that capacity may receive compensation from Hawthorn Bank. For their service to Hawthorn Bank as a director, each of Hawthorn Bank’s outside (non-employee) directors is paid $500 for each meeting of the board attended.

     Compensation earned in 2010 by each person serving as a director during such year (other than those who are named executive officers in the summary compensation table under “Executive Compensation and Related Matters” below) for service on our board and its committees is presented in the table below.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($) (1)	($)	($)

Charles G. Dudenhoeffer, Jr.	32,600	0	32,600
Philip D. Freeman	32,500	0	32,500
Kevin L. Riley	32,000	0	32,000
Gus S. Wetzel, II	32,500	0	32,500

(1)	Includes fees received for service as directors and committee members of our company, and of our subsidiary bank, Hawthorn Bank, as follows:

	Hawthorn	Hawthorn	Hawthorn	Total Fees
	Bancshares	Bancshares	Bank	Earned or
	Retainer	Meeting Fees	Meeting Fees	Paid in Cash
Name	($)	($)	($)	($)

Mr. Dudenhoeffer	18,000	7,000	7,600	32,600
Mr. Freeman	18,000	7,000	7,500	32,500
Mr. Riley	18,000	7,000	7,000	32,000
Dr. Wetzel	18,000	7,000	7,500	32,500
Compensation Committee Interlocks and Insider Participation
     Members of our compensation committee are Mr. Freeman, its chairman, Mr. Dudenhoeffer, Jr., Mr. Riley and Dr. Wetzel. As discussed below under “Executive Compensation and Related Matters—Compensation Discussion and Analysis,” in 2010 Mr. Smith, our former chief executive officer, administered the executive compensation program with respect to non-equity compensation insofar as it pertained to executive officers other than the chief executive officer and president. All decisions relating to the compensation of executive officers are reviewed by, and subject to the approval of, our compensation committee. Among the members of our bank’s board of directors, Mr. Turner is an officer and employee of our company and its subsidiary bank and Mr. Smith is an employee and former officer of our company and its subsidiary bank.
     None of the members of our compensation committee was an officer or employee of our company or any of its subsidiaries during 2010. Messrs. Dudenhoeffer, Freeman, Riley and Wetzel, and certain corporations and firms in which such persons have interests, have obtained loans from our affiliate bank. Each of such loans are believed to have been made to such persons, corporations or firms (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to our company or any of its subsidiaries, and (iii) without involving more than the normal risk of collectability or presenting other unfavorable features.
EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion and Analysis
     This compensation discussion and analysis describes the material elements of compensation of our chief executive officer, our former chief executive officer, our principal financial officer and our only other executive officer for 2010, collectively referred to as our “named executive officers.” It also provides information on our compensation philosophy and our compensation policies and programs designed to achieve our compensation objectives. In each case, this compensation discussion and analysis describes the compensation program that would apply to our senior executives absent the restrictions described below under the caption “TARP Executive Benefit

Plan Limitations.” This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.
Overview of Compensation Program.
     The compensation committee of our board of directors has overall responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the executive officers of our company and its subsidiary bank. The committee seeks to ensure that the total compensation paid to the executive officers, taking into account any compensation received from our subsidiary bank, is fair, reasonable and competitive. Our compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of our company and its subsidiary bank as well as performance of the individual executive officer. In this regard, from time to time our company may retain the services of human resources and executive compensation consulting firms to review and make recommendations concerning our executive compensation program, although this was not done for 2010.
Compensation Program Objectives.
     The three basic goals or objectives of our executive compensation program are:
•	to attract and retain qualified individuals who provide the skills and leadership necessary to enable our company and its subsidiary bank to achieve earnings growth, capital compliance and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices;

•	to create incentives to achieve company and individual performance objectives through the use of performance-based compensation programs; and

•	to create a mutuality of interest between executive officers and shareholders through compensation structures that create a direct link between executive compensation and shareholder return.
     In determining the structure and levels of each of the components of executive compensation needed to achieve these objectives, all elements of the compensation package are considered in total, rather than any one component in isolation. As more fully described below, the determination of such levels of executive compensation is a subjective process in which many factors are considered, including our company’s and/or affiliate bank’s performance and the individual executive’s specific responsibilities, historical and anticipated personal contribution to our business, and length of service with our company or affiliate bank.
Role of Executive Officers in Compensation Decisions.
     Our executive compensation program, insofar as it pertains to our chief executive officer and president, is administered solely by the compensation committee of our board of directors. Our executive compensation program, insofar as it pertains to executive officers other than our chief executive officer and president, is administered by our chief executive officer and president with respect to non-equity compensation and by the compensation committee with respect to equity compensation. In approving equity compensation awards to our executive officers other than our chief executive officer, the compensation committee gives some deference to the recommendations of our chief executive officer. Mr. David Turner, our chief executive officer, Mr. James Smith, our former chief executive officer, and certain other executive officers of our company and affiliate bank, may attend meetings of the committee, but are not present during discussions or deliberations regarding their own compensation.
Compensation Components.
     Historically, the principal components of compensation for our executive officers have been:

Base salary:	Designed to compensate employees competitively relative to the market;

Performance-based incentive compensation:	Designed to reward short-term performance, particularly the achievement of annual performance objectives;

Long-term equity incentive compensation:	Designed to encourage creation of long-term shareholder value and reward long-term performance; and

Retirement and other benefits:	Designed to provide competitive benefits.
     It is our view that these compensation components collectively promote the achievement of our compensation program objectives identified above by advancing both the short- and long-term interests of our shareholders. Among other things, the long-term interests of our shareholders are advanced by designating a portion of executive compensation to be at risk: namely, incentive compensation (which permits individual performance to be recognized on an annual and long-term basis based, in part, on an evaluation of the executive’s contribution to our company’s and/or affiliate bank’s performance) and the grant of stock options and other long-term equity incentive compensation (which directly ties a portion of the executive’s long-term remuneration to stock price appreciation realized by shareholders). Not all components of the compensation program are currently available due to limitations described below under the caption “TARP Executive Benefit Plan Limitations.” Each of the components of the compensation program is addressed separately below.
     Base Salary. Our company provides our named executive officers and other employees with base salary to compensate them for services rendered during the year. We view base salary as a key element of our employee attraction and retention objective. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility and on management’s recommendations and subjective assessments of each executive’s growth and effectiveness in the performance of his or her duties. In this regard, there is a subjective analysis of the role played by each individual executive in generating our company’s and/or bank’s performance, including a consideration of the executive’s specific responsibilities, contributions to our company’s and/or bank’s business, and length of service. The factors impacting base salary levels are not independently assigned specific weights. We believe that base salary levels must bear a reasonable relationship to those that we perceive to exist in our market for executive talent in order to protect our ability to retain our executives and attract new executives when necessary. Base salary levels typically are considered annually as part of our company’s performance review process as well as upon a promotion or other change in job responsibility. During its review of base salaries for executives, the committee primarily considers:
•	internal review of the executive’s compensation, both individually and relative to other officers;

•	a subjective assessment of the individual performance of the executive; and

•	market data, to the extent available, that places the executive’s compensation in context to that provided to similarly situated executives of other employers; however, we do not set base salary levels at a targeted percentile relative to compensation data for a particular peer, competitor or industry group. Our most recent external analysis was performed in 2005 by the Hay Group in which the Hay Group’s general market and executive banking data bases were selected for peer comparison purposes.
     From its review of base salaries for executives, the committee increased the base salaries of our named executive officers in 2010 as follows: Mr. Turner — 9.0%; Mr. Rose — 10.0%; and Ms. Bruegenhemke — 2.5%. As a result of Mr. Smith’s December 31, 2010 retirement as our chairman and chief executive officer and the reduction in his duties on behalf of our company and our subsidiary bank, his 2011 annualized compensation decreased 52.9%. The base salaries were determined subjectively by the committee after considering cost of living adjustments and each employee’s perceived merit performance.
     Incentive Compensation. In 1997 the committee recommended, and the full board of directors approved, the adoption of an incentive bonus program. This program has been an important part of our compensation program in that it provides incentives to achieve company and individual performance objectives. Under this program, our company’s and affiliate bank’s officers are eligible to receive annual incentive bonus awards. The officers participating in the program are identified by our chief executive officer and our compensation committee. Performance objectives are established for each of these officers.

     The performance objectives for participants may include corporate performance objectives, functional or operating unit performance objectives and personal targeted objectives for performance. In the case of our chief executive officer and other senior officers, the performance objectives for 2010 were focused primarily on the achievement of budgetary, credit quality and operational objectives, while those for the junior officers of our affiliate bank primarily concern their functional or operating unit performance and the achievement of personal performance objectives. The performance objectives are not independently assigned specific weightings, but instead are subjectively considered based upon their perceived relative importance to each individual officer’s job category and responsibilities.
     Each officer who is eligible to receive bonus awards is assigned to one of four bonus tiers, which assignment is made primarily according to job category. Tier one consists of our chief executive officer, Mr. Turner, and our former chief executive officer, Mr. Smith. Tier two generally consists of our affiliate bank’s regional presidents. Tier three consists of senior officers of our company and of our affiliate bank, including Mr. Rose and Ms. Bruegenhemke. Tier four consists of junior officers of our affiliate bank. Threshold, target and maximum award levels are established for each tier and are expressed as a percentage of base salary for the officers in the applicable tier. Target awards are established at levels that, when combined with base salary, will achieve the perceived market level of annual compensation for performance that exceeds expectations. Threshold awards are established at 50% of the targeted award opportunity and, when combined with base salary, are intended to provide the perceived market level of annual compensation for performance that is at expectations. No awards are paid if the threshold level is not achieved. The maximum awards are established at 150% of the targeted award opportunity to reward exceptional performance. The following table presents the threshold, target and maximum award levels (expressed as a percentage of base salary) for each tier of our incentive bonus program.

Tier	Threshold	Target	Maximum

Tier 1	15%	30%	45%
Tier 2	10%	20%	30%
Tier 3	6%	12%	18%
Tier 4	5%	10%	15%
     Bonus awards are allocated among the participants after considering the individual participant’s performance, responsibilities and contributions to our company and/or affiliate bank, and subjectively analyzing the basis of their aggregate impact on the success of our company and/or affiliate bank for the preceding year. The incentive bonus awards earned by each of our named executive officers for each of the last three years appear in the Summary Compensation Table below in the “Non-Equity Incentive Plan Compensation” column.
     As described below under the caption “TARP Executive Benefit Plan Limitations,” we currently are prohibited from paying or accruing any bonus or incentive compensation to our five most highly compensated employees.
     Equity Incentive Compensation. In order to enhance long-term shareholder value, our company seeks to provide incentives that motivate our executives to look beyond our company’s short-term results. In February 2000, our board of directors adopted, and our shareholders subsequently approved, a stock option plan. An important objective of stock option grants is to advance the longer term interests of our company and its shareholders and complement incentives tied to annual performance by rewarding executives upon the creation of incremental shareholder value.
     In February 2007, our board of directors adopted, and our shareholders subsequently approved, our 2007 omnibus incentive plan. This plan is available to provide additional long-term incentives to executive officers and other employees, as well as non-employee directors, through grants of stock options, restricted stock awards, restricted stock units, performance share awards, as well as awards such as stock appreciation rights, performance units, performance shares, bonus share and dividend share awards payable in the form of common stock or cash. Like our stock option plan grants, awards under our 2007 omnibus incentive plan would serve to advance the longer term interests of our company and its shareholders by rewarding executives upon the creation of incremental shareholder value.

     To date, the only awards made under our stock option plan and our 2007 omnibus incentive plan have been stock options. Our company has awarded stock options at NASDAQ’s closing price of our common stock on the date of the grant. In certain limited circumstances, we may grant options to an executive at an exercise price in excess of the closing price of our common stock on the grant date. We have never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor have we granted options which are priced on a date other than the grant date. Our stock options only produce value to executives if the price of our company’ common stock appreciates, thereby directly linking the interests of executives with those of shareholders. Therefore, in order to provide long-term incentives to executive officers and other employees related to long-term growth in the value of our common stock, it is intended that stock options be granted to such persons under our company’ stock option plan or our 2007 omnibus incentive plan. The selection of the persons eligible to receive stock options and the designation of the number of stock options to be granted to such persons are made by our compensation committee after taking into account management’s assessment of each person’s relative level of authority and responsibility with our affiliate bank, years of service and base salary, among other factors.
     No stock options were awarded during 2010. As described below under the caption “TARP Executive Benefit Plan Limitations,” we currently are prohibited from paying or accruing any equity incentive compensation with the exception of payments made in the form of restricted stock to our five most highly compensated employees.
     Retirement Benefits. As described below under “Executive Compensation and Related Matters—Pension Plan,” all full-time employees of our company and affiliate bank who have completed five continuous years of employment earn the right to receive certain benefits upon retirement under our defined benefit pension plan. The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his or her average compensation over a ten-year period, less 50% of his or her social security benefit. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally.
     Perquisites and Other Personal Benefits. Our company provides our named executive officers with perquisites and other personal benefits that the compensation committee believe are reasonable and consistent with its overall compensation program to better enable our company to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
     Our company provides Messrs. Turner and Smith each with the use of an automobile because their responsibilities for our company and affiliate bank require that they travel to our various branch offices on a regular basis. They may use the automobile for their personal use as well. Our company pays local country club membership dues on behalf of Messrs. Turner, Smith and Rose to assist them in developing and enhancing business relationships in our markets. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate. No named executive officers received perquisites in excess of $25,000 in 2010.
Employment and Change in Control Agreements
     Our company generally does not enter into employment agreements with its executives. We previously had entered into an employment agreement with our former chief executive officer, James E. Smith, but it expired by its terms in November 2009. None of our named executive officers currently has an employment agreement.
     Our company has entered into change of control agreements with each of the named executive officers, which agreements are described below under the caption “Change of Control Agreements.” These agreements provide for the payment of certain benefits if we terminate the executive’s employment or if the executive quits for good reason within two years after a change in control of our company. This “double trigger” arrangement, which requires both a change in control of our company and a termination of employment must occur before benefits are triggered, is intended to provide continuity for the business by encouraging the continued employment of the executive following the change in control.
     The committee believes the change of control agreements protect shareholder interests by reducing the distraction and uncertainty of key executives during a rumored or actual change in control of our company. The agreements reinforce and encourage the executives’ continued attention and dedication to their duties and provide incentives for them to remain with our company during the transition. Continuation of the management team is often a crucial factor for the acquiring company. Severance benefits that encourage the executives to continue in their positions, therefore, may result in shareholders receiving a higher value from the deal.
     The committee considers the potential amounts payable under the change of control agreements as part of its annual compensation review, but it did not review the agreements in 2010. The benefits provided under these agreements do not impact the committee’s decisions regarding other elements of the executives’ compensation. Since these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.
     The terms and conditions of our outstanding stock options provide for immediate vesting in the event of a change in control. This “single trigger” provision is the same for all optionees. The acceleration of equity vesting in a change in control is a common market practice, designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity awards at the time of the deal.
     As described below under “TARP Executive Benefit Plan Limitations,” we currently are prohibited from making any golden parachute payment, including any payment under the agreements described below under the caption “Change of Control Agreements.”
Tax Considerations
     Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. Under TARP, however, this limit was reduced to $500,000. Our policy is to take reasonable and practical steps to avoid or minimize compensation that exceeds the cap so that all or most compensation is tax deductible. All compensation paid to our named executive officers in 2010 was deductible for federal income tax purposes.
TARP Executive Benefit Plan Limitations.
     In December 2008, we elected to participate in the United States Treasury’s Capital Purchase Program under TARP by issuing and selling to the Treasury shares of our Fixed Rate Cumulative Perpetual Preferred Stock and a warrant to purchase shares of our common stock. As a condition to this participation, our company agreed to certain executive compensation restrictions and corporate governance standards required by Section 111(b) of the Emergency Economic Stabilization Act of 2008 or “EESA” (as amended by the American Recovery and Reinvestment Act of 2009). Until the Treasury no longer owns any of our debt or equity securities, our company will be required to comply with these restrictions and standards, including the following requirements:
•	Our compensation structure must exclude incentives for senior executive officers or “SEOs” to take unnecessary and excessive risks that threaten the value of our company;

•	We are prohibited from paying or accruing any bonus, retention award or incentive compensation to our five most highly compensated employees (with exceptions for payments made in the form of restricted stock);

•	We must recover any bonus, retention award or incentive compensation paid to our SEOs or to our next twenty most highly compensated employees if it is based on materially inaccurate statements of earnings, revenues, gains or other criteria;

•	We must adopt an excessive or luxury expenditures policy;

•	We are prohibited from making any golden parachute payment to our SEOs or next five most highly compensated employees;

•	We are prohibited from having employee compensation plans that encourage manipulation of our reported earnings to enhance an employee’s compensation;

•	We are prohibited from making tax gross-up payments to our SEOs or next twenty most highly compensated employees; and

•	We must submit a non-binding resolution on SEO compensation to our shareholders for their consideration and approval.
     In 2009, each of our SEOs and our next five most highly compensated employees, entered into a letter agreement with us to ensure that their compensation arrangements and benefits comply with the relevant elements of EESA and the Treasury’s interim final rule promulgated under EESA. We did not obtain a letter agreement from any additional employees in 2010, because our SEOs and next five most highly compensated employees in 2010 were the same as those in 2009. These letter agreements remain in effect as long as the Treasury holds securities of our company acquired pursuant to the Capital Purchase Program. Specifically, the letter agreements:
•	prohibit any golden parachute payment (generally defined as any payment for the departure of an employee from our employment for any reason), including any payment under the agreements described below under “Change of Control Agreements;”

•	prohibit bonus and incentive compensation payments to any of our five most highly compensated employees;

•	provide that any bonus and incentive compensation is subject to recovery by us if all or any portion of such bonus or incentive compensation is later determined to have been paid on the basis of materially inaccurate statements of earnings, gains, or other criteria; and

•	prohibit us from paying any tax gross-up or other reimbursements for the payment of taxes.
     In furtherance of the letter agreements, our board of directors has established a policy prohibiting any of our twenty most highly compensated employees from receiving any tax gross-up or other reimbursements for the payment of taxes. This policy also provides that any payments of bonus or incentive compensation to any of those employees would be conditioned upon our receipt of a written agreement from such employee that such payment would be subject to recovery by us if all or any portion of it is later determined to have been paid on the basis of materially inaccurate statements of earnings, gains, or other criteria.
     Our board of directors also has adopted a luxury expenditures policy. This policy prohibits our officers, directors, employees and agents from making any excessive expenditures on entertainment and events, office or facility renovations or aviation or other transportation services. In addition, this policy provides that our expenditures for conferences, staff development, performance incentives and similar activities are to be reasonable.
Risk Management.
     EESA requires our compensation committee to meet with senior risk officers at least every six months to discuss, evaluate and review our SEO and employee compensation plans and the risks such plans pose to us. On February 10, 2010 and October 27, 2010, our compensation committee met with our senior risk officer to review our SEO and employee compensation programs in view of the compensation and corporate governance standards set by the United States Treasury that are applicable to TARP recipients. In the compensation committee discussions with members of our management team and our senior risk officer, the committee identified three types of risk our SEO and employee compensation plans may pose to our company:
•	operational risk, including compliance risk and possible defection of management;

•	credit risk, including default risk and risk posed by poorly monitored underwriting standards; and

•	market risk, including risks that accompany prolonged macroeconomic downturns and lack of liquidity.
     Our compensation committee reviewed all of our SEO and employee compensation plans (each of which is described in this proxy statement under “Executive Compensation and Related Information”) and concluded that these arrangements serve the purpose of long-term value creation, reaching an appropriate balance of risk and reward without encouraging or otherwise providing incentives for any SEO or other employee to focus on business activities and practices that favor short-term results over long-term financial growth and stability. While our management seeks to identify and reward employee achievement and production, it is careful to ensure that all incentives within an employee’s compensation package are aligned with the long-term financial stability of our company. Accordingly, our incentive plans (1) are based upon long-term productivity and profitability of our company, (2) do not provide incentives to engage in disproportionately risky banking activities and (3) are based on a global assessment of an employee’s performance; not short-term or one-time achievements. We have a zero tolerance policy for employee dishonesty in all forms. Any manipulation or misrepresentation of earnings would merit immediate termination of employment.
Compensation Committee Report
     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our company’s annual report on Form 10-K for the year ended December 31, 2010.
     EESA requires, at least once per fiscal year, TARP recipients to disclose how our SEO and employee compensation plans do not encourage (i) unnecessary and excessive risk-taking or behavior focused on short-term results rather than long-term value creation, and (ii) the manipulation of reported earnings to enhance compensation. The required disclosure appears under the caption “Executive Compensation and Related Matters—Compensation Discussion and Analysis—Risk Management.”
     The compensation committee certifies that:
•	It has reviewed with senior risk officers our executive compensation program, including the compensation arrangements for our SEOs, and has made all reasonable efforts to ensure that such arrangements do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of our company;

•	It has reviewed with senior risk officers our employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to our company; and

•	It has reviewed our employee compensation plans to eliminate any features of these plans that would encourage the manipulation of our reported earnings to enhance the compensation of any employee.
Compensation Committee

Philip D. Freeman	Charles G. Dudenhoeffer, Jr.	Kevin L. Riley	Gus S. Wetzel, II

Summary Compensation Table
     The following summary compensation table summarizes the compensation paid or accrued by our company and/or subsidiary bank (or its constituent predecessors) in the years indicated with respect to our chief executive officer, our former chief executive officer, our principal financial officer and our only other executive officer. In this proxy statement, these individuals are referred to as our “named executive officers.”

						Change in
						Pension
						Value and
					Non-	Nonquali-
					Equity	fied
					Incentive	Deferred
					Plan	Compensa-	All other
				Option	Compensa-	tion	Compens
Name and Principal		Salary	Bonus	Awards	tion	Earnings	ation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
David T. Turner	2010	303,100	—	—	—	78,000	17,420	398,520
Chairman, President &	2009	278,100	—	—	—	50,000	23,306	351,406
CEO	2008	278,100	—	29,110	—	44,000	32,981	384,191
James E. Smith	2010	425,000	—	—	—	40,000	13,559	478,559
Former Chairman &	2009	400,000	—	—	—	91,000	26,395	517,395
former CEO	2008	400,000	—	43,121	—	43,000	30,729	516,850
Richard G. Rose	2010	143,000	—	—	—	39,000	9,570	191,570
Chief Financial Officer	2009	130,000	—	—	—	34,000	12,808	176,808
	2008	125,000	—	6,505	—	13,000	18,577	163,082
Kathleen L. Bruegenhemke	2010	111,725	—	—	—	14,000	3,357	129,082
Chief Risk Officer &	2009	109,000	—	—	—	10,000	6,011	125,011
Secretary	2008	109,000	—	5,608	—	7,000	11,286	132,894

(1)	The amounts in this column reflect the aggregate grant date fair value of the option awards computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our 2010 annual report to shareholders, which was filed with the SEC as an exhibit to our Annual Report on Form 10-K for that year.

(2)	The amounts in this column reflect compensation under our incentive bonus program for each named executive officer, which is discussed above under the caption “Compensation Discussion and Analysis — Compensation Components — Incentive Compensation.

(3)	The amounts in this column only reflect the actuarial increase in the present value of the named executive officer’s benefits under all qualified and non-qualified pension plans established by our company, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	The amounts in this column for 2010 reflect:
•	contributions to the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) paid by our company for each named executive officer;

•	life insurance premiums paid by our company for each named executive officer;

•	our incremental cost attributable to personal use by each of Messrs. Turner and Smith of company-provided automobiles (calculated in accordance with Internal Revenue Service guidelines); and

•	country club membership dues paid by our company for each of Messrs. Turner, Smith and Rose.
Grants of Plan Based Awards
     None of the named executive officers received grants of plan based awards during the year ended December 31, 2010.

Option Exercises and Stock Vesting
     None of the named executive officers exercised any stock options, or acquired shares on vesting, during the year ended December 31, 2010.
Outstanding Equity Awards at Fiscal Year End
     The following table sets forth information with respect to each named executive officer concerning options held as of December 31, 2010. None of the named executive officers held any stock awards or other equity incentive plan awards as of December 31, 2010.

			Option Awards
					Equity
					Incentive
					Plan Awards:
			Number of	Number of	Number of
			Securities	Securities	Securities
			Underlying	Underlying	Underlying
			Unexercised	Unexercised	Unexercised	Option
			Options	Options	Unearned	Exercise	Option
			(#)	(#)	Options	Price	Expiration
Name			Exercisable	Unexercisable	(#)	($)	Date
David T. Turner	2008 Grant	(1)	0	6,950	0	19.42	9/22/2018
	2007 Grant	(2)	0	7,748	0	30.97	4/27/2017
	2006 Grant	(3)	0	7,298	0	27.69	3/3/2016
	2005 Grant	(4)	5,853	1,606	0	26.30	4/21/2015
	2004 Grant		5,903	0	0	32.59	2/19/2014
	2003 Grant		7,138	0	0	24.57	3/3/2013
	2002 Grant		8,390	0	0	17.26	2/14/2012
James E. Smith	2008 Grant		10,294	0	0	19.42	9/22/2018
	2007 Grant		10,443	0	0	30.97	4/27/2017
	2006 Grant		10,291	0	0	27.69	3/3/2016
	2005 Grant		10,340	0	0	26.30	4/21/2015
	2004 Grant		7,976	0	0	32.59	2/19/2014
	2003 Grant		9,001	0	0	24.57	3/3/2013
	2002 Grant		8,112	0	0	17.26	2/14/2012
Richard G. Rose	2008 Grant	(5)	776	776	0	19.42	9/22/2018
	2007 Grant	(6)	1,407	470	0	30.97	4/27/2017
	2006 Grant		1,908	0	0	27.69	3/3/2016
	2005 Grant		1,951	0	0	26.30	4/21/2015
	2004 Grant		1,544	0	0	32.59	2/19/2014
	2003 Grant		1,951	0	0	24.57	3/3/2013
	2002 Grant		2,747	0	0	17.26	2/14/2012
Kathleen L. Bruegenhemke	2008 Grant	(5)	668	668	0	19.42	9/22/2018
	2007 Grant	(6)	1,212	402	0	30.97	4/27/2017
	2006 Grant		1,553	0	0	27.69	3/3/2016
	2005 Grant		1,583	0	0	26.30	4/21/2015
	2004 Grant		1,220	0	0	32.59	2/19/2014
	2003 Grant		1,579	0	0	24.57	3/3/2013
	2002 Grant		2,203	0	0	17.26	2/14/2012

(1)	The options will become exercisable as to 799 shares on September 22, 2015; 5,146 shares on September 22, 2016 and 1,005 shares on September 22, 2017.

(2)	The options will become exercisable as to 1,792 shares on April 27, 2013; 3,228 shares on April 27, 2014 and 2,728 shares on April 27, 2015.

(3)	The options will become exercisable as to 2,084 shares on March 3, 2011; 3,610 shares on March 3, 2012 and 1,604 shares on March 3, 2013.

(4)	The options became exercisable as to 2,052 shares on April 21, 2009 and 3,801 shares on April 21, 2010, and will become exercisable as to 1,606 shares on April 21, 2011.

(5)	The options became exercisable as to 25% of the original underlying shares on each of September 22, 2009 and September 22, 2010, respectively, and will become exercisable as to 25% of the original underlying shares on each of September 22, 2011 and September 22, 2012, respectively.

(6)	The options became exercisable as to 25% of the original underlying shares on each of April 27, 2008, April 27, 2009 and April 27, 2010, respectively, and will become exercisable as to 25% of the original underlying shares on April 27, 2011.
Stock Option Plan
     On February 29, 2000, our board of directors adopted what is now known as the Hawthorn Bancshares, Inc. Incentive Stock Option Plan. The Plan is sponsored by our company for key employees of our company and its subsidiaries, and is intended to encourage such employees to participate in the ownership of our company, and to provide additional incentive for them to promote the success of our business through sharing in the future growth of our business. As of January 31, 2011, options to purchase a total of 250,491 shares of common stock pursuant to the Plan were outstanding.
     The Plan is administered by a committee composed of Messrs. Dudenhoeffer, Freeman, Riley and Wetzel. The Plan committee has the power to determine in its discretion the persons to whom options are granted under the Plan, the number of shares covered by those options, and the time at which an option becomes exercisable, subject in each case to the limitations set forth in the Plan. Options can be granted under the Plan only to key employees of our company or any of its subsidiary corporations. The eligibility of the persons to whom options may be granted under the Plan is limited to those persons whom the Plan committee determines have made, or are expected to make, material contributions to the successful performance of our company. The period of up to ten years during which an option may be exercised, and the time at which it becomes exercisable, are fixed by the Plan committee at the time the option is granted. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution.
     The aggregate number of shares of our common stock that may be issued pursuant to the exercise of options granted under the Plan is limited to 486,720 shares, subject to increase or decrease in the event of any change in our capital structure. As of January 31, 2011, options for 221,972 shares remained available for grant under the Plan. Shares subject to options granted under the Plan which expire or terminate without being exercised in full become available, to the extent unexercised, for future grants under the Plan. No consideration is paid to our company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the Plan is determined by the Plan committee but may not be less than the greater of the par value or the fair market value of our common stock on the date that the option is granted. The Plan provides for automatic adjustments to prevent dilution or enlargement of the optionee’s rights in the event of a stock split, stock dividend, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of our company.
2007 Omnibus Incentive Plan
     We adopted our 2007 omnibus incentive plan or “Equity Plan” for the purpose of encouraging employees and non-employee directors of our company, its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of our company. The Equity Plan also is designed to assist our company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of our company. Equity-based awards also are intended to further align the interests of award recipients with the interests of our shareholders.
     Eligible Participants. The eligible participants in the Equity Plan are all employees of our company, its affiliates and its subsidiaries, including employees who are officers or members of our board of directors, members of our board who are not employees of our company and our advisory board members. Currently, there are approximately 375 officers and employees of our company, its affiliates and its subsidiaries and approximately 55 advisory board members.

     Equity Plan Administration. The compensation committee of our board of directors currently administers the Equity Plan and has the sole discretion to administer and interpret the Equity Plan and determine who will be granted awards under the Equity Plan, the size and types of such awards and the terms and conditions of such awards.
     Shares Subject to the Equity Plan. The Equity Plan permits the issuance of up to 432,640 shares of our common stock pursuant to awards granted under the Equity Plan. Awards may be made under the Equity Plan in any of the following forms:
•	Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share. Both incentive stock options and nonqualified stock options may be granted under the Equity Plan. Incentive stock options are taxed differently from nonqualified stock options, and are subject to more restrictive terms. The per-share exercise price of an option is set by the committee and generally may not be less than the fair market value of a share of our common stock on the date of grant. Options granted under the Equity Plan are exercisable at the times and on the terms established by the committee. The maximum term of an option is ten years from the date of grant.

•	Stock Appreciation Rights. A stock appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right. The Equity Plan permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination of the two. A freestanding SAR is a SAR that is granted independently of any stock option. A tandem SAR is a SAR that is granted in connection with a related stock option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). The committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs.

•	Restricted Stock and Restricted Stock Unit Grants. Restricted stock is a share of our common stock that is issued subject certain restrictions, such as the participant’s continued service, or the attainment of specified performance goals and objectives. A restricted stock unit represents the right to receive shares of our common stock (or a cash payment in the place of such shares) at some future date, subject conditions specified by the committee. The committee may establish conditions under which restrictions on shares of restricted stock or restricted stock units lapse over a period of time or according to such other criteria as the committee deems appropriate, including the achievement of specific performance goals.

•	Performance Unit and Performance Shares. Performance units and performance share awards are bonuses payable in cash, common stock or a combination of cash and stock. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit or share, if performance goals established by the committee are met. A performance unit will have a value based on such measurements or criteria as the committee determines. A performance share will have a value equal to the fair market value of a share of our common stock. When an award of these are granted, the committee will establish a performance period during which performance will be measured. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance units or shares are met.

•	Bonus Shares and Deferred Shares. The Equity Plan permits the grant of shares to participants from time-to-time as a bonus. Such shares may be paid on a current basis or may be deferred and paid in the future. Our board of directors or the committee may impose such conditions or restrictions on any such deferred shares as it may deem advisable, including time-vesting restrictions and deferred payment features.
     Restrictions on Transfer. Awards under the Equity Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.
     Changes in Capital or Corporate Structure. If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of shares of our common stock available for grants, the maximum number of shares of our common stock that any individual participating in the Equity Plan may be granted in any year, and the number of shares covered by outstanding grants will be appropriately adjusted by the committee to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the committee are final, binding and conclusive.
     If our company undergoes a “change of control,” as that term is defined in the Equity Plan, each option, share of restricted stock and other grant held by a non-employee director will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control.
Profit-Sharing 401(k) Plan
     We have established a profit-sharing plan under which all employees of the controlled group of corporations (namely, our company and our affiliate bank) who have completed one year of service and attained age 21 are eligible to participate. The members of the controlled group may make a discretionary contribution to the trust associated with the plan. In general, the contributions by members of the controlled group to the trust for any given year are allocated to the accounts of the participants in direct proportion to the compensation of the participants for such year. The plan permits eligible participants to make elective deferrals up to a maximum dollar amount as set forth by law. These deferrals and earnings thereon are fully vested. There is a 3% employer match to such deferrals.
     Each participant may direct the trustee as to investment of his or her account. At the direction of a participant, the trustee can “invest” assets in a participant’s account in our common stock. Each participant may direct the trustee with respect to the voting of shares of our stock allocated to his account on such matters upon which shareholders are entitled to vote. As of December 31, 2010, the trust held 214,607 shares (or 4.8%) of our outstanding common stock.
     The interest of a participant in employer contributions is subject to graded vesting over five years. After five years a participant becomes fully vested in the value of his or her employer contribution account. A participant whose employment terminates because of his or her normal retirement, death, or permanent disability is also fully vested. Payments are made to participants upon termination of service. A participant may withdraw his or her own contributions, but a participant may not borrow from the trust. The plan and the trust is administered by a retirement committee which is appointed by our board of directors.
     The following table sets forth information with respect to each named executive officer concerning contributions, earnings and distributions under our profit-sharing plan and trust in 2010, as well as the year-end balance as of December 31, 2010.

		Registrant
	Executive	Awards/
	Contributions	Contributions	Aggregate	Aggregate	Aggregate
	in Last Fiscal	in Last	Earnings	Withdrawals/	Balance at
	Year	Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year-End
Name	($)	($)	($)	($)	($)
David T. Turner	9,880	8,905	79,563	0	1,044,210
James E. Smith	17,864	8,060	59,173	0	818,926
Richard G. Rose	14,200	4,672	10,176	0	226,408
Kathleen L. Bruegenhemke	12,364	3,669	(6,135)	0	167,184

Pension Plan
     We have established a defined benefit plan for employees of our company and of our affiliate bank. Under the plan, all full-time employees become participants on the earlier of the first of June or the first of December coincident with or immediately following the later to occur of (i) the completion of one year of service or (ii) the attainment of the age of 21, and continue to participate so long as they continue to be full-time employees, until their retirement, death or termination of employment prior to normal retirement date. The plan has a five-year vesting schedule under which a participant becomes fully vested in his accrued benefit after completing five years of service. This plan provides for the payment of retirement and death benefits that are funded by investments which, at December 31, 2010, had an aggregate market value of approximately $9,296,645.
     The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his/her average compensation over a ten-year period, less 50% of his social security benefit. Compensation covered by the plan is an employee’s W-2 compensation plus deferrals under the cafeteria plan and 401(k) plan. Amounts reported in the compensation table include salaries, directors’ fees, commissions and bonuses. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally. Provision is made for early or late retirement and optional payment provisions are available. For a married participant, payment is by monthly benefit to the participant during his or her lifetime, and 50% of that amount is paid to the spouse monthly during the spouse’s life after the participant’s death. For an unmarried participant, payment is by a lifetime monthly benefit, with payments guaranteed for the first 120 months.
     The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the plan determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements.

			FY 2010		Payments
		Number of	Change in	Present	During
		Years	Present Value	Value of	Last
		Credited	of Accumulated	Accumulated	Fiscal
		Service	Benefit	Benefit	Year
Name	Plan Name	(#)	($)	($)	($)
David T. Turner	Hawthorn Bancshares, Inc. Retirement Plan	32	78,000	412,000	—
James E. Smith	Hawthorn Bancshares, Inc. Retirement Plan	12	40,000	465,000	—
Richard G. Rose	Hawthorn Bancshares, Inc. Retirement Plan	11	39,000	169,000	—
Kathleen L. Bruegenhemke	Hawthorn Bancshares, Inc. Retirement Plan	18	14,000	62,000	—
Employment Agreement
     Our company had entered into an employment agreement with James E. Smith, which provided for the terms of his employment including his base salary and other compensation and benefits. Although the agreement expired by its terms on November 3, 2009, it continues to prevent Mr. Smith from competing with our company, soliciting customers or hiring employees for a period of two years after that date. In addition, the agreement requires Mr. Smith to maintain the confidentiality of our confidential information prior to its disclosure by our company.
     Mr. Smith retired as chairman and chief executive officer of our company and of our subsidiary bank effective December 31, 2010. Since that time, however, Mr. Smith has continued to be involved with our company on a consulting basis and for special projects, and currently is employed by our company on an “at will” basis with an annualized salary of $200,000.
Change of Control Agreements

     Our company has entered into change of control agreements with approximately 18 executive officers, including each of the named executive officers. These agreements provide that if, within two years after a change in control (as defined below), our company or any subsidiary that is the primary employer of the executive terminates the executive’s employment other than by reason of the executive’s death, disability or for cause (as defined) or if the executive terminates his or her employment for good reason (as defined), the executive will be entitled to receive:
•	an amount equal to two to three years’ of the executive’s salary (based on the executive’s highest monthly base salary for the preceding twelve-month period);

•	an amount equal to two to three times the executive’s incentive bonus for the preceding year;

•	the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated; and

•	any accrued and unpaid vacation pay.
The total payments made under the change of control agreements and under any other agreements, plans or arrangements as a result of a change in control is not permitted to be in excess of 5% of the aggregate cash consideration that our shareholders would receive as a result of a change of control. Our company will reimburse the executive for any excise taxes that result from any of such payments being considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, and will make a gross-up payment to reimburse the executive for any income or other tax attributable to the excess parachute payment and to the tax reimbursement payments themselves. The change of control agreements require the executives to maintain the confidentiality of our confidential information prior to its disclosure by our company.
     A “change in control” generally is defined to take place when (a) a person or group (other than our company and various affiliated persons or entities) becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our outstanding securities, (b) our shareholders approve a merger or consolidation involving our company in which at least 50% of the total voting power of the voting securities of the surviving corporation is held by persons who were not previously shareholders of our company, or (c) our shareholders approve a plan of complete liquidation of our company or an agreement for the sale or disposition by our company of all or substantially all of its assets.
     The following table shows the potential payments upon certain termination events following a change of control of our company, and the value of accelerated option vesting upon a change of control, for each of the named executive officers if the termination and change of control had occurred on December 31, 2010.

Termination
without Cause or
for Good Reason
After Change in
Benefit	Control (1)
David T. Turner
Cash payment based on prior year salary (2)	$909,300
Cash payment based on prior year bonus (3)	—
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	23,315
280G tax gross-up (5)	582,418
Acceleration of stock option vesting (6)	—

Total for Mr. Turner	$1,515,033

James E. Smith
Cash payment based on prior year salary (2)	$1,275,000
Cash payment based on prior year bonus (3)	—
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	24,519
280G tax gross-up (5)	811,550
Acceleration of stock option vesting (6)	—

Total for Mr. Smith	$2,111,069

Termination
without Cause or
for Good Reason
After Change in
Benefit	Control (1)
Richard G. Rose
Cash payment based on prior year salary (2)	$286,000
Cash payment based on prior year bonus (3)	—
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	11,000
280G tax gross-up (5)	185,477
Acceleration of stock option vesting (6)	0

Total for Mr. Rose	$482,477

Kathleen L. Bruegenhemke
Cash payment based on prior year salary (2)	$223,450
Cash payment based on prior year bonus (3)	—
Cash payment based on current year bonus (4)	—
Accrued and unpaid vacation pay	8,594
280G tax gross-up (5)	144,912
Acceleration of stock option vesting (6)	0

Total for Ms. Bruegenhemke	$376,956

(1)	Our ability to pay the amounts listed on this table is limited by our participation in the United States Treasury’s Capital Purchase Program, including the restrictions imposed by Section 111 of the Emergency Economic Stabilization Act of 2008. We may be prohibited from paying any or all of the amounts listed on the table.

(2)	Represents the amount calculated pursuant to the change of control agreements equal to the product of the executive’s multiple (three, in the case of Mr. Turner and Mr. Smith, and two, in the case of the other named executives) times the executive’s annual salary (based on the executive’s highest monthly base salary for the preceding twelve-month period).

(3)	Represents the amount calculated pursuant to the change of control agreements equal to the product of the executive’s multiple (three, in the case of Mr. Turner and Mr. Smith, and two, in the case of the other named executives) times the executive’s incentive bonus for the preceding year.

(4)	Represents the amount calculated pursuant to the change of control agreements equal to the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated.

(5)	Represents an estimate of the amount calculated pursuant to the change of control agreements for the tax gross-up based upon the following assumed tax rates: Section 280G excise tax — 20%; federal income tax — 35%; state income tax — 6%; and Medicare tax — 1.45%.

(6)	The acceleration of stock option vesting would occur upon a change of control regardless of whether there also would be a termination of employment. The value of accelerated options is calculated based on the $8.60 closing price of our common stock on December 31, 2010. As of that date, there were no unvested stock options having an exercise price below that closing price.
RELATED PARTY TRANSACTIONS
     Our executive officers, directors and director nominees, their immediate family members, and companies associated with any such persons, may have been customers of, and had banking transactions with, our subsidiary bank (or its constituent predecessors) in the ordinary course of the bank’s business during 2010. Among these banking transactions were the provision of loans and loan commitments by our subsidiary bank that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to our company or any of its subsidiaries, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.
     Jeffrey C. Smith, the son of James E. Smith, our former chief executive officer, is employed by Hawthorn Bank as the senior vice president of its Lee’s Summit branch. The salary and other benefits provided to Jeffrey Smith during 2010 were comparable to those provided to other similarly situated employees of our company and its subsidiary bank.
     On an annual basis, each executive officer, director and director nominee is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with our company in which the executive officer, director and director nominee, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our corporate governance guidelines, our board of directors is charged with resolving any conflict of interest question involving our chief executive officer or any other executive officer, and our chief executive officer is charged with resolving any conflict of interest issue involving any other officer or employee of our company.
     Our company’s policy is that all transactions between us and our officers, directors and/or five percent shareholders will be on terms no more favorable to those related parties than the terms provided to our other customers.
INDEPENDENT AUDITOR FEES AND SERVICES
Independent Auditor Fees and Services
     The following table presents fees for professional audit services rendered by KPMG LLP, our independent registered public accounting firm, for the audit of our annual financial statements and internal control over financial reporting for 2009 and 2010, and fees billed for other services rendered by KPMG LLP during such years. All audit and non-audit services provided to our company by KPMG LLP were approved by our audit committee.

Type of Fee	2009	2010
Audit Fees (1)	$271,300	$294,900
Audit-Related Fees (2)	0	0
Tax Fees (3)	31,580	30,437
All Other Fees	0	0

Total	$302,880	$325,337

(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by us for professional services rendered for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit Related Fees include the aggregate fees paid by us for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including the audits of the company’s employee benefit plans.

(3)	Tax Fees include the aggregate fees paid by us for professional services for tax compliance, tax advice and tax planning.
     In making its determination regarding the independence of KPMG LLP, our audit committee considered whether the provision of the services for which we incurred the “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” was compatible with maintaining such independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
     Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and its independent auditors. Our engagement of KPMG LLP to conduct the audit of our company for 2010 was approved by the audit committee on January 13, 2010. Additionally, each permissible non-audit engagement or relationship between our company and KPMG LLP entered into since January 1, 2010 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by KPMG LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG LLP.
     The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our company:
The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the audit committee prior to the completion of the audit.
AUDIT COMMITTEE REPORT
     The audit committee of our board of directors assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is composed of four directors. All committee members satisfy the definition of an “independent” director as established in the NASDAQ listing standards, and the board of directors has determined that Mr. Dudenhoeffer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The audit committee has adopted a written charter, which is available on our internet website (www.hawthornbancshares.com) under “Governance Documents.”
     In discharging its responsibilities regarding the financial reporting process, the audit committee:
•	Reviewed, and discussed with management and with our independent accountants, KPMG LLP, our December 31, 2010 financial statements and management’s assessment on internal control over financial reporting as of December 31, 2010;

•	Discussed with our independent accountants the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the SEC’s Rule 2-02 under Regulation S-X; and

•	Received written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent accountants that firm’s independence. In this regard, the audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of KPMG LLP.
     Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the SEC.
Audit Committee

Philip D. Freeman	Charles G. Dudenhoeffer, Jr.	Kevin L. Riley	Gus S. Wetzel, II
OWNERSHIP OF COMMON STOCK
     The table below sets forth information as of December 31, 2010 with respect to the beneficial ownership of shares of all series of our common stock by each person known to our company to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders.

	Amount and Nature of	Percentage of
Name	Beneficial Ownership(1)	Shares Outstanding(1)
Jeffrey L. Gendell Tontine Management, L.L.C. Tontine Financial Partners, L.P. (2)	225,297	5.0%
William J. Nasgovitz Heartland Advisors, Inc. (3)	227,100	5.1%
U.S. Treasury (4)	265,471	5.9%
Hawthorn Bank (5)	421,246	9.4%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)	Information concerning these shares was obtained from a Schedule 13G/A filed with the SEC on February 11, 2011. According to this filing, (i) Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the disposition of the proceeds from the sale of the shares directly owned by Tontine Financial Partners, L.P., and (ii) Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. and in that capacity directs its operations. As a result, Mr. Gendell, Tontine Management, L.L.C. and Tontine Financial Partners, L.P. are reported as having shared voting and dispositive power with respect to 225,297 shares. The address of each of the reporting persons is 55 Railroad Avenue, Greenwich, Connecticut 06830.

(3)	Information concerning these shares was obtained from a Schedule 13G filed with the SEC on February 10, 2011. According to this filing, Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and William J. Nasgovitz, as a result of his control of Heartland Advisors, Inc., have shared voting and dispositive power with respect to 227,100 shares. Mr. Nasgovitz disclaims beneficial ownership of such shares. The address of each of the reporting persons is 789 North Water Street, Milwaukee, Wisconsin 53202.

(4)	As a result of our company’s participation in TARP, the United States Department of the Treasury holds a currently exercisable warrant to purchase 265,471 shares of our common stock. The Treasury has agreed that it will not exercise any voting rights with respect to any shares it acquires and holds by reason of exercise of the warrant. The address of the Treasury is 1500 Pennsylvania Avenue, NW, Room 2312, Washington, D.C. 20220.

(5)	Information concerning these shares was obtained from a Schedule 13G filed with the SEC on February 10, 2011. According to this filing, Hawthorn Bank, as trustee or co-trustee, personal representative or administrator under various individual trusts and estates that exist for the benefit of the respective beneficiaries identified by the applicable trust or estate documentation, has sole voting power with respect to 415,136 shares, sole investment power with respect to 412,934 shares, and shared investment power with respect to 6,110 shares. The address of Hawthorn Bank is 132 East High Street, Jefferson City, Missouri 65101.
     The table below sets forth information, as of January 31, 2011 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by:
•	our chief executive officer, our former chief executive officer, our principal financial officer and our only other named executive officer;

•	each of our current directors and director nominees; and

•	our executive officers and directors as a group.
All information with respect to beneficial ownership has been furnished by the respective directors, director nominees or officers, as the case may be.

	Amount and Nature of	Percentage of
Name	Beneficial Ownership(1)	Shares Outstanding(1)
Charles G. Dudenhoeffer, Jr. (2)	59,487.52	1.3%
Philip D. Freeman (3)	43,264.00	*
Kevin L. Riley (4)	9,193.60	*
James E. Smith (5)	92,128.51	2.0%
David T. Turner (6)	60,815.34	1.4%
Gus S. Wetzel, II (7)	61,672.00	1.4%
Richard G. Rose (8)	19,790.07	*

	Amount and Nature of	Percentage of
Name	Beneficial Ownership(1)	Shares Outstanding(1)
Kathleen L. Bruegenhemke (9)	32,688.48	*
All directors & executive officers as a group (8 persons) (10)	379,039.52	8.3%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 4,474,033 shares of common stock outstanding.

(2)	Includes 19,955.52 shares held of record by a trust of which Mr. Dudenhoeffer is the trustee and as to which he has sole voting and investment power.

(3)	All 43,264 shares are held of record by a revocable living trust, of which Mr. Freeman is a trustee, for the benefit of Mr. Freeman and his spouse.

(4)	All 9,193.60 shares are held jointly by Mr. Riley and his spouse, as to which they share voting and investment power.

(5)	Includes 21,145.42 shares held jointly by Mr. Smith and his spouse, as to which they share voting and investment power, and 66,457 shares issuable upon the exercise of outstanding stock options.

(6)	Includes 2,749.31 shares held jointly by Mr. Turner and his spouse, 23,053.46 shares held in our company’s Profit-Sharing 401(k) Plan for his benefit and 27,284 shares issuable upon the exercise of outstanding stock options. Mr. Turner and his spouse share voting and investment power with respect to 2,749.31 shares.

(7)	Includes 61,599 shares held by Wetzel Investments, Ltd.

(8)	Includes 947.48 shares held jointly by Mr. Rose and his spouse, 6,558.59 shares held in our company’s Profit-Sharing 401(k) Plan for his benefit and 12,284 shares issuable upon the exercise of outstanding stock options. Mr. Rose and his spouse share voting and investment power with respect to 947.48 shares.

(9)	Includes 19,679.69 shares held in our company’s Profit-Sharing 401(k) Plan for Ms. Bruegenhemke’s benefit and 10,018 shares issuable upon the exercise of outstanding stock options.

(10)	Includes 116,043 shares issuable upon the exercise of outstanding stock options.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     Our company has two equity compensation plans for its employees pursuant to which options, rights or warrants may be granted. The following is a summary of the shares reserved for issuance pursuant to outstanding options, rights or warrants granted under equity compensation plans as of December 31, 2010:

Number of securities remaining
	Number of securities to be		Weighted-average exercise	available for future issuance under
	issued upon exercise of		price of outstanding	equity compensation plans
	outstanding options,		options, warrants	(excluding securities reflected in
Plan category	warrants and rights		and rights	column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	250,491	*	$25.42	654,612	**
Equity compensation plans not approved by security holders	-0-		-0-	-0-

Total	250,491	*	$25.42	654,612	**

*	Consists of shares reserved for issuance pursuant to outstanding stock option grants under our company’s incentive stock option plan.

**	Consists of 221,972 shares available for future issuance under our company’s incentive stock option plan and 432,640 shares available for future issuance under our company’s 2007 omnibus incentive plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of any class of equity securities of our company registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our company. SEC regulations require directors, executive officers and greater than 10% shareholders to furnish our company with copies of all Section 16(a) reports they file.
     To our knowledge, based solely on review of the copies of such reports furnished to our company and written representations that no other reports were required, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were complied with on a timely basis.
SHAREHOLDER PROPOSALS
     It is anticipated that our 2012 annual meeting of shareholders will be held on June 5, 2012. For a shareholder proposal to be considered for inclusion in our proxy materials for that meeting, our corporate secretary must receive the written proposal at our principal executive offices no later than December 24, 2011. Each such proposal also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Hawthorn Bancshares, Inc.
132 East High Street
Jefferson City, MO 65101
Attention: Secretary
     For a shareholder proposal that is not intended to be included in our proxy materials for that meeting under Rule 14a-8, the shareholder must provide the information required by our Bylaws and give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by the secretary between:
•	March 9, 2012 (the 90th day prior to the first anniversary of the preceding year’s annual meeting); and

•	the close of business on April 8, 2012 (the 60th day prior to the first anniversary of the preceding year’s annual meeting), unless, the date of the shareholder meeting is moved more than 30 days before or after June 5, 2012 (the date currently contemplated for our 2012 annual meeting), in which case notice of a shareholder proposal that is not intended to be included in our proxy materials under Rule 14a-8 must be received not later than the close of business on the later of 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.
     Any of our shareholders may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our corporate secretary at the address set forth above.
     To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by the secretary between:
•	March 9, 2012 (the 90th day prior to the first anniversary of the preceding year’s annual meeting); and

•	the close of business on April 8, 2012 (the 60th day prior to the first anniversary of the preceding year’s annual meeting), unless, the date of the shareholder meeting is moved more than 30 days before or after June 5, 2012 (the date contemplated at the time of our proxy statement for our 2011 annual meeting), in which case the nomination must be received not later than the close of business on the later of 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.

     You may contact our corporate secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.
     Proxies solicited in connection with our 2012 annual meeting of shareholders will confer on the appointed proxies discretionary voting authority to vote on shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies our company by March 8, 2012 that such proposal will be made at the meeting.
OTHER MATTERS
     The board of directors does not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

By Order of the Board of Directors David T. Turner Chairman of the Board, President and Chief Executive Officer
April 22, 2011
Lee’s Summit, Missouri

COMMON

HAWTHORN BANCSHARES, INC.
Annual Meeting
of Shareholders
June 7, 2011
at 9:00 a.m., Local Time
You can vote in one of three ways:
1) By Mail, 2) By Internet, 3) By Telephone.
See below for instructions.
If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
☐ I/We plan to attend the 2011 meeting.
Number attending

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.
Please note that all votes cast by Internet must be completed and submitted prior to Sunday, June 5, 2011 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed above.
Please note that all votes cast by telephone must be completed and submitted prior to Sunday, June 5, 2011 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL
To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided, or return it to Hawthorn Bancshares, Inc. c/o Illinois Stock Transfer Company, 209 West Jackson Blvd., Suite 903, Chicago, IL 60606.

Revocable Proxy	Hawthorn Bancshares, Inc.	COMMON
   HAWTHORN BANCSHARES, INC.
PLEASE LIST
NAMES OF PERSONS ATTENDING

The undersigned hereby appoints William H. Case and Barbara A. Taggart, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Hawthorn Bancshares, Inc. (the “Company”) to be held at Capitol Plaza Hotel & Convention Center located at 415 W. McCarty Street, Jefferson City, Missouri, on Tuesday, June 7, 2011, commencing at 9:00 a.m., local time, and any adjournment thereof (the “Meeting”), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on April 4, 2011, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:
ELECTION OF TWO CLASS I DIRECTORS.
(Please mark only one box next to each such name.)

	FOR	WITHHOLD
01 Philip D. Freeman	☐	☐
02 James E. Smith	☐	☐
Proposal to ratify the selection of the accounting firm of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal to provide advisory approval of the compensation of the Company’s executives disclosed in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted FOR the election of the two (2) persons listed above as Class I directors of the Company for the next three years, and FOR approval of each of the other proposals identified above. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, DATED APRIL 22, 2011.

SIGNATURE	DATE	SIGNATURE	DATE
Sign exactly as your name appears on this card. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should indicate the capacity in which signing. A corporation, partnership, limited liability company or other entity should sign by authorized officer or other authorized person.
PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.
DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.
• Why use the Internet
– Internet Voting is timelier.
– It saves the Company the ever-rising costs of business reply postage.
– You can change your vote by re-voting at any time.
– It is simple and easy to use.
• Instructions for Internet Voting can be found on the reverse side.
• The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services”
and select “Internet Voting”.

401K

HAWTHORN BANCSHARES, INC.
PROXY/DIRECTION TO TRUSTEE
Hawthorn Bancshares, Inc.
Profit-Sharing 401(k) Plan
Annual Meeting
of Shareholders
June 7, 2011
at 9:00 a.m., Local Time

You can vote in one of three ways:
1) By Mail, 2) By Internet, 3) By Telephone.
See below for instructions.
If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
☐ I/We plan to attend the 2011 meeting.
Number attending

DETACH PROXY/DIRECTION TO TRUSTEE CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at www.ilstk.com, click on “Shareholder Servics,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.
Please note that all votes cast by Internet must be completed and submitted prior to Thursday, May 26, 2011 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy/direction to trustee.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote By INTERNET, Please Do Not Return Your Proxy / Direction to Trustee By Mail

TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed above.
Please note that all votes cast by telephone must be completed and submitted prior to Thursday, May 26, 2011 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy/direction to trustee.
If You Vote By TELEPHONE, Please Do Not Return Your Proxy / Direction to Trustee By Mail

TO VOTE BY MAIL
To vote by mail, read the accompanying Proxy Statement, and then complete both sides, sign and date the proxy/direction to trustee. Detach the card and return it in the envelope provided, or return it to Hawthorn Bancshares, Inc. c/o Illinois Stock Transfer Company, 209 West Jackson Blvd., Suite 903, Chicago, IL 60606.

Revocable Proxy/Direction to Trustee	Hawthorn Bancshares, Inc.	401K
   HAWTHORN BANCSHARES, INC.
PLEASE LIST
NAMES OF PERSONS ATTENDING

The undersigned is a participant in the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (the “Plan”), and hereby directs the trustee of the Plan, Hawthorn Bank, to attend the Annual Meeting of Shareholders of Hawthorn Bancshares, Inc. (the “Company”) to be held at Capitol Plaza Hotel & Convention Center facility located at 415 W. McCarty Street, Jefferson City, Missouri, on Tuesday, June 7, 2011, commencing at 9:00 a.m., local time, and any adjournment thereof (the “Meeting”), and to vote all of the stock of the Company, credited to the undersigned’s account in the Plan as of the close of business on April 4, 2011 (both vested and unvested), with respect to the following matters:
ELECTION OF TWO CLASS I DIRECTORS.
(Please mark only one box next to each such name.)

	FOR	WITHHOLD
01 Philip D. Freeman	☐	☐
02 James E. Smith	☐	☐
Proposal to ratify the selection of the accounting firm of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal to provide advisory approval of the compensation of the Company’s executives disclosed in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The shares of the Company’s stock credited to your account in the Plan will be voted as directed in this Proxy/Direction to Trustee. If no instructions are specified with respect to the election of any nominee for director, no shares will be voted for such nominee. If no instructions are specified with respect to any other matter presented at the Meeting, no shares will be voted to such matter. This Proxy/Direction to Trustee is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

THIS PROXY/DIRECTION TO TRUSTEE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, DATED APRIL 22, 2011.

SIGNATURE	DATE
Sign exactly as your name appears on this card.
PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.
DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.
• Why use the Internet
– Internet Voting is timelier.
– It saves the Company the ever-rising costs of business reply postage.
– You can change your vote by re-voting at any time.
– It is simple and easy to use.
• Instructions for Internet Voting can be found on the reverse side.
• The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services”
and select “Internet Voting”.